UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Zimmer Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of the form of e-mail correspondence distributed to certain participants in the Zimmer Holdings, Inc. Employee Stock Purchase Plan beginning on April 22, 2008.
Subject: Important Notice Regarding Voting Your ESPP Shares
PROXYVOTE.COM
You received this e-mail because our records show that (1) you are an employee of ZIMMER HOLDINGS, INC. who has regular access to the company’s e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, and (2) you are a participant in the Zimmer Holdings, Inc. Employee Stock Purchase Plan (“ESPP”).
You must follow the instructions in this e-mail to vote the shares you hold in the ESPP. Even if you previously received a Notice Regarding Internet Availability of Proxy Materials or a printed copy of the proxy materials and voted other shares you hold by the Internet, telephone or mail, you must still vote the shares you hold in the ESPP, as described below or by the other methods set forth in the Proxy Statement.
Important Notice Regarding Availability of Proxy Materials
2008 ZIMMER HOLDINGS, INC. Annual Meeting of Stockholders.
MEETING DATE: May 5, 2008, at 9:00 a.m. Eastern time
RECORD DATE: March 6, 2008
CUSIP: 98956P102
This e-mail represents all shares in the following account:

ZIMMER HOLDINGS, INC. -ESPP	123,456,789,012.00000
CONTROL NUMBER: 012345678901
You can enter your voting instructions and view the stockholder material, including the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.
http://www.proxyvote.com
Note: If your e-mail software supports it, you can simply click on the above link.
To access ProxyVote.com, you will need your four digit PIN:
•	Your PIN is the last four digits of your Social Security number or Zimmer International ID number.

•	If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com
Internet voting is accepted up to 11:59 p.m. (ET) on May 4, 2008.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below: http://www.adobe.com/products/acrobat/readstep2.html
The relevant supporting documentations can also be found at the following Internet site(s):
Proxy Statement http://ww3.ics.adp.com/streetlink_data/dirZMH/nop/
Annual Report http://ww3.ics.adp.com/streetlink_data/dirZMH/annual/
If you wish to receive hard copies of these materials, please send a blank e-mail to sendmaterial@proxyvote.com with the Control Number set forth above in the subject line.
Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)
AOL Users, please highlight the entire message before clicking the reply button. This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.